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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES DCC-1

                                DISTRIBUTION DATE
                                  MARCH 1, 2004
                         CLASS A CUSIP NUMBER 73941X858
                         CLASS B CUSIP NUMBER 73941X841

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.45% Debentures due 2027 issued by DaimlerChrysler Corporation, formerly named Chrysler Corporation , and guaranteed by DaimlerChrysler AG (the "Underlying Securities"):

                                    Interest:                  $931,250.00
                                    Principal:                        0.00
                                    Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                    Paid by the Trust:               $0.00
                                    Paid by the Depositor:       $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                                    Interest:                  $875,000.00
                                    Principal:                       $0.00

                                    Unpaid Interest Accrued:         $0.00


                           Class B:
                                    Interest:                   $56,250.00
                                    Principal:                       $0.00

                                    Unpaid Interest Accrued:         $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.
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                                    Principal Amount:         $25,000,000
                                    Interest Rate:                     7.45%

                                    Rating:
                                        Moody's Investor Service            A3
                                        Standard & Poor's Rating Service    BBB

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                    Class A: ($25 Stated Amount)
                                    Initial Principal Balance:$25,000,000

                                    Class B: ($25 Notional Principal Amount)
                                    Initial Notional Balance: $25,000,000